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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 1999 relating to the financial statements, which appears in BindView Development Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and of our report dated January 28, 1999, except as to Note 14, which is as of March 1, 1999, which appears in Exhibit 99.3 to the BindView Development Corporation Amendment No. 1 of Current Report to Form 8-K on Form 8-K/A dated May 7, 1999.


/s/ PRICEWATERHOUSECOOPERS LLP


Houston, Texas
February 24, 2000